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                                                  EXHIBIT 10.3

1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN
OF PRIMARY CARE MEDICAL CENTERS OF AMERICA, INC.

I.  Purpose.

The purpose of this 1997 Employee Incentive Stock Option Plan (the "Plan") of Primary Care Medical Centers of America, Inc., a Delaware corporation (the "Company"), is to encourage ownership in the Company by key employees of the Company, because long-term employment of such key employees is considered essential to the Company's continued progress. The Plan provides an additional incentive for these key employees to continue in the employ of the Company. Options granted under the Plan are intended to be Incentive Stock Options
(ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended
(the "Code").

II.  Administration.

The Board of Directors of the Company (the "Board") shall supervise and administer the Plan. The Board shall from time to time designate the key employees of the Company who may be granted stock options under the Plan and the amount of stock to be optioned to each employee and the Company shall thereupon give notice of the grant to such employee. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board, whose determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board under this Plan may be exercised by any subcommittee of the Board so authorized by the Board.

III.  Participation in the Plan.

Key employees and officers of the Company shall be eligible to participate in the Plan.

IV.  Stock Subject to the Plan.

The maximum number of shares of the $.01 par value Common Stock of the Company (the "Shares") which may be optioned under the Plan shall be Twenty Thousand Shares (20,000). The limitation on the number of Shares which may be optioned under the Plan shall be subject to adjustment as provided in Section 0 of the Plan. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of such option shall again become available for option pursuant to the Plan.

V.  Time for Granting Options.

All options for Shares subject to this Plan shall be granted, if at all, not later than ten (10) years after the approval of this Plan by the Shareholders of the Company.

VI.  Terms, Conditions and Form of Options.

Each option granted under this Plan shall be authorized by action of the Board and shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

A. Transferability. Each option granted under the Plan by its terms shall not be transferable by the optionee and shall be exercisable only by the optionee during his or her lifetime. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

B. Period of Option. Subject to any vesting requirements established by the Board and reflected in the written agreement evidencing the option, each option may be exercised at any time during the term of the option upon such terms and conditions as the Board shall determined; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. The foregoing notwithstanding, all outstanding options shall immediately become exercisable in full in the event that (i) the shareholders of the Company approve a dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets to another entity;
(ii) a tender offer within the meaning of Section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Company's outstanding capital stock by any person other than the Company or an affiliate; or (iii) the Company effects an underwritten public offering of its securities pursuant to a registration statement filed under the Securities Act of 1933. Each option shall be subject to termination before its date of expiration as hereinafter provided.

C. Exercise of Options. Options may be exercised only be written notice to the Company at its head office accompanied by payment in cash of the full consideration for the Shares as to which they are exercised.

D. Termination of Options. All rights of an optionee in an option, to the extent that it has not been exercised, shall terminate six (6) months after the death of the optionee or the termination of his employment for any reason.

E. Limit on Exercise of Options. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company or its parent or subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as options which are not ISOs.

F. Ten Percent (10%) Shareholders. An employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company is not eligible to receive an ISO pursuant to this Plan unless the exercise price of the shares subject thereto is at least one hundred ten percent (110%) of the fair market value of such shares at the time the ISO is granted, and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. For the purposes of this section when stock ownership is determined, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such employee holds an option shall not be counted.

VII.  Modification, Extension and Renewal of Options.

The Board shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

VIII.  Option Price.

Except as provided above for Ten Percent Shareholders, the option price per share for the Shares covered by each option shall be one hundred percent (100%) of the fair market value of a Share of the Company on the date the option is granted. The fair market value shall be determined by the Board.

IX.  Limitation of Rights.

A. No Right to an Option. Nothing in the Plan shall be construed to give any employee or officer of the Company any right to be granted an option.

B. No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ an optionee for any period of time or in any position or at any particular rate of compensation.

C. No Shareholders' Rights. An optionee shall have no rights as a shareholder with respect to the Shares covered by his options until the date of the issuance to him of a share certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X.  Changes in Present Shares.

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Shares, appropriate adjustment shall be made by the Board in the number (including the aggregate numbers specified in Section IV) and kind of shares, and the option price of shares which are or may become subject to options granted or to be granted hereunder.

XI.  Effective Date of the Plan.

The Plan shall take effect on the date of adoption by the Board, subject to approval by the Shareholders. Options may be granted under the Plan at any time after the adoption of the Plan by the Board and prior to the termination of this Plan.

XII.  Amendment of the Plan.

The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Shareholders no revision or amendment shall change the number of Shares subject to the Plan (except as provided in Section 0), change the designation of the class of persons eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

Date Plan Approved by the Board:  ____________________
Date Plan Approved by Shareholders:  ____________________